As Filed with the Securities and Exchange Commission on April 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0407364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26828 Maple Valley Highway-#297 Maple Valley, WA	98038
(Address of Principal Executive Offices)	(Zip Code)

Etelos, Inc. 2009 Equity Incentive Plan

(Full title of the plan)

Daniel J.A. Kolke

Chief Executive Officer

Etelos, Inc.

26828 Maple Valley Highway-#297

Maple Valley, WA

(Name and Address of Agent For Service)

(425) 458-4510

(Telephone number, including area code, of agent for service)

Copy to:

James A. Mercer III. Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California  92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share: To be issued under the Etelos, Inc. 2009 Equity Incentive Plan	500,000 shares	$1.39	$695,000	$49.55
(1)

Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Etelos, Inc. 2009 Equity Incentive Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of Common Stock.

(2)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Over-The-Counter Bulletin Board on April 2, 2010.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 17, 2010 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                                 All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report; and

(c)                                  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on July 19, 2000, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation.  In addition, the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Sixth Article of the Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed with the SEC on April 23, 2008) limits the liability of the Registrant’s directors to the fullest extent permitted by the DGCL and provides that such directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability: (i) for any breach of a director’s duty of loyalty to the Registrant or its stockholders, (ii) for intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derives an improper personal benefit.  The Sixth Article also provides that, to the extent permitted by applicable law, the Registrant is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents (and any other persons to which Delaware law permits the Registrant to provide indemnification).  The Seventh Article of  the Registrant’s Bylaws (Exhibit 3.2 of the Registrant’s Current Report on Form 8-K as filed with the SEC on April 23, 2008) provides that the Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of Etelos, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on April 23, 2008).
4.2	Bylaws of Etelos, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on April 23, 2008).
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP.
23.1	Consent of Stonefield Josephson, Inc., an Independent Registered Public Accounting Firm.
23.2	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1	Etelos, Inc. 2009 Equity Incentive Plan.
99.2	Form of Nonstatutory Stock Option Agreement for the 2009 Equity Incentive Plan.
99.3	Form of Restricted Stock Agreement for the 2009 Equity Incentive Plan.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Valley, State of Washington, on April 9, 2010.

ETELOS, INC.

By:	/s/ Daniel J.A. Kolke
Daniel J.A. Kolke
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of ETELOS, INC., a Delaware corporation (the “Company”), hereby nominates and appoints DANIEL J.A. KOLKE and KENNEDY BROOKS, and each of them acting or signing singly, as his agents and attorneys-in-fact (the “Agents”), in his respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents filed in connection therewith or constituting a part thereof: (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of Common Stock of the Company to be issued in connection with the Etelos, Inc. 2009 Equity Incentive Plan and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”) or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ DANIEL J.A. KOLKE	Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Chief Technology Officer, Chairman of the Board and a Director	April 9, 2010
Daniel J.A. Kolke

/s/ ANDREW I. LIU	Director	April 9, 2010
Andrew I. Liu

/s/ RONALD A. RUDY	Director	April 9, 2010
Ronald A. Rudy

/s/ ROBERT L. THORDARSON	Director	April 9, 2010
Robert L. Thordarson

INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of Etelos, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on April 23, 2008).
4.2	Bylaws of Etelos, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on April 23, 2008).
5.1	Opinion of General Counsel.
23.1	Consent of Stonefield Josephson, Inc., an Independent Registered Public Accounting Firm.
23.2	Consent of General Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1	Etelos, Inc. 2009 Equity Incentive Plan.
99.2	Form of Nonstatutory Stock Option Agreement for the 2009 Equity Incentive Plan.
99.3	Form of Restricted Stock Agreement for the 2009 Equity Incentive Plan.